UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2015

QUIDEL CORPORATION (Exact name of Registrant as specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10961 (Commission File Number)	94-2573850 (IRS Employer Identification No.)

12544 High Bluff Drive, Suite 200 San Diego, California (Address of Principal Executive Offices)		92130 (Zip Code)
Registrant's telephone number, including area code: (858) 552-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On August 6, 2015, Quidel Corporation (the “Company”) entered into Amendment No. 4 to its Amended and Restated Credit Agreement, dated as of August 10, 2012, as amended by that certain Amendment No. 1 to Credit Agreement dated as of January 30, 2013, as amended by that certain Amendment No. 2 to Credit Agreement dated as of December 1, 2014, and as amended by that certain Amendment No. 3 to Credit Agreement dated as of June 3, 2015 (as amended, the “Credit Agreement”).  Amendment No. 4 removed the annual limitation on the Company’s basket to make “permitted stock repurchases” and made other technical amendments to the Credit Agreement.  The aggregate limitation on the Company’s basket for permitted stock repurchases during the term of the Credit Agreement remains unchanged.
The foregoing description is qualified in its entirety by reference to Amendment No. 4, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
The following exhibit is filed with the current report on Form 8-K:

Number	Description of Exhibit

10.1	Amendment No. 4 to Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2015

QUIDEL CORPORATION

By:	/s/ Randall J. Steward
Name:	Randall J. Steward
Its:	CFO

EXHIBIT INDEX

Number	Description of Exhibit

10.1	Amendment No. 4 to Credit Agreement